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Exhibit 3.77

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/30/1996 960387270—2700446

CERTIFICATE OF INCORPORATION
OF
TEAMCARE, INC.

Article I. Name

        The name of the corporation is TeamCare, Inc. (the "Corporation").

Article II. Registered Office

        The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, 19805, County of New Castle. The name of the registered agent at such address is Corporation Service Company.

Article III. Purpose

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "GCL").

Article IV. Capital Stock

        The total number of shares of capital stock which the Corporation is authorized to issue is one thousand (1,000) shares of common stock with no par value.

Article V. Indemnification

        (a)   To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other legal entity or enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

        (b)   The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if then required by the GCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced, if it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified for such expenses under existing law.

        (c)   The rights to indemnification, and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the Bylaws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        (d)   The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

        (e)   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the Bylaws or under Section 145 of the GCL or any other provision of law.

        (f)    The provisions of this Article shall be deemed to be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

        (g)   The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses hereunder in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including by directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances, nor an actual determination by the Corporation (including by directors, independent legal counsel or stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

        (h)   Any director or officer of the Corporation serving in any capacity for (i) another corporation, partnership, limited liability company, trust or other legal entity of which a majority of the voting securities entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any entity referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

        (i)    Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the

Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

Article VI. Amendment of Bylaws

        All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall have the power, upon the affirmative vote of a majority of the directors present at a meeting lawfully convened, to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation and to make from time to time new Bylaws of the Corporation, subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws provided, however, that the stockholders of the Corporation shall be entitled to adopt, alter, amend, or repeal Bylaws made by the Board of Directors or to make new Bylaws solely upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon.

Article VII. Exculpation of Directors

        A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL of the State of Delaware as the same exists or may hereafter be amended.

        Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Article VIII. Election of Directors

        Election of directors need not be by written ballot.

Article IX. Business Combinations

        The Corporation expressly elects not to be governed by Section 203 of the GCL.

Article X. Special Meetings of Stockholders

        Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Directors then serving, by the Chairman of the Board, if such office has been filled or by the Chief Executive Officer, if the office of Chairman has not been filled.

Article XI. Subsequent Amendments of this Certificate of Incorporation

        The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter, or repeal any one or more of Articles of this Certificate of Incorporation.

Article XII. Existence

        The existence of the Corporation shall be perpetual.

Article XIII. Address

        The name and mailing address of the incorporator is: Wynn Graham, GranCare, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia 30346.

        IN WITNESS WHEREOF, the undersigned being the sole incorporator hereinabove named, hereby further certifies that the facts herein stated are true and, accordingly has signed this Certificate of Incorporation this 27 day of December, 1996.

By:	/s/ WYNN K. GRAHAM Incorporator Wynn Graham

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 12/02/1998 981462790—2700446

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TEAMCARE, INC.

        TeamCare, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Certificate of Incorporation of Teamcare, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

    "The name of the corporation is NeighborCare-TCI, Inc. (the "Corporation").

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Ira C. Gubernick, its Vice President, Office of the Chairman and Corporate Secretary, this 20th day of November, 1998.

TeamCare, Inc.
By	/s/ IRA C. GUBERNICK Vice President, Office of the Chairman and Corporate Secretary

1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 01/19/1999 991022453—2700446

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

TEAMCARE CLINICAL SERVICES, INC.

INTO

NEIGHBORCARE-TCI, INC.

*****

Neighborcare-TCI, Inc. a corporation organized and existing under the laws of the state of Delaware,

        DOES HEREBY CERTIFY:

          FIRST: That this corporation was incorporated on the 30th day of December, 1996, pursuant to Delaware General Corporation Law, the provisions of which permit the merger of a subsidiary corporation of another state into a parent corporation existing under the laws of said state.

          SECOND: That this corporation owns all of the outstanding shares of the stock of TeamCare Clinical Services, Inc., a corporation incorporated on the 6th day of September, 1994, Pursuant to the NJSA 14A 1-1 et seq. Law of the State of New Jersey.

          THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 8th day of January, 1999, determined to and did merge into itself said TeamCare Clinical Services, Inc.

        RESOLVED, that NeighborCare-TCI, Inc. merge, and hereby does merge into itself said TeamCare Clinical Services, Inc. and assumes all its obligations; and

        FURTHER REVOLVED, that the merger shall be effective upon the date of its filing with the Secretary of State of Delaware.

        FURTHER RESOLVED, that the proper officer of this corporation be and he is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said TeamCare Clinical Services, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

          FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of NeighborCare-TCI, Inc. at any time prior to the date of filing the merger with the Secretary of State.

        IN WITNESS WHEREOF, said corporation, NeighborCare-TCI, Inc. has caused this Certificate to be signed by Ira C. Gubernick its Vice President, Office of the Chairman and Corporate Secretary, this 8th day of January, 1999.

NeighborCare-TCI, Inc.
By	/s/ IRA C. GUBERNICK Ira C. Gubernick Vice President, Office of the Chairman and Corporate Secretary

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  Exhibit 3.77
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF TEAMCARE, INC.
CERTIFICATE OF OWNERSHIP AND MERGER MERGING TEAMCARE CLINICAL SERVICES, INC. INTO NEIGHBORCARE-TCI, INC.